As filed with the Securities and Exchange Commission on June 28, 2002.

                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                     Qwest Communications International Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                               -------------------

           Delaware                                              84-1339282
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1801 California Street
                             Denver, Colorado 80202
                                 (303) 992-1400
                -------------------------------------------------
                (Address, including zip code and telephone number
                         of principal executive offices)

                               -------------------

                         Qwest Savings & Investment Plan
                         -------------------------------
                            (Full title of the plan)

                               -------------------

                                  Yash A. Rana
             Vice President, Qwest Communications International Inc.
                 1801 California Street, Denver, Colorado 80202
                                 (303) 992-1400
       -------------------------------------------------------------------
            (Name, Address and Telephone Numbers of Person Authorized
       to Receive Notices and Communications on Behalf of Filing Persons))

                              --------------------

                                    Copy to:

                            Steven L. Grossman, Esq.
                             O'Melveny & Myers, LLP
       1999 Avenue of the Stars, 7th Floor, Los Angeles, California 90067
                                 (310) 553-6700

                               -------------------

                            CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
                                         Proposed      Proposed
                                         maximum       maximum
Title of              Amount             offering      aggregate           Amount of
securities            to be              price         offering            registration
to be registered      registered         per unit      price               fee
---------------------------------------------------------------------------------------
Common Stock,         24,000,000(1)      $2.10(2)      $50,400,000(2)      $4,636.80(2)
par value $.01 per    shares
share

Interests in the
Plan                          --            --                  --                --
---------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares and interests in the Qwest Savings & Investment Plan (the "Plan") which, by reason of certain events specified in the plan, may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 26, 2002, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

         The Exhibit Index for this Registration Statement is at page 6

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

         Qwest Communications International Inc. (the "Company") filed with the Commission a registration statement on Form S-8 relating to the Qwest Savings & Investment Plan on December 5, 2001 (Registration no. 333-74622), the contents of which are incorporated herein by reference.

         The financial statements included in the Annual Report on Form 10-K incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, the Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated January 29, 2002 (Note 15 is dated March 31, 2002) into this registration statement. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

Item 5.  Interests of Named Experts and Counsel

         The Opinion of Counsel as to the legality of the securities being registered hereby has been rendered by counsel who is a full time employee of the Company and is eligible to participate in the Plan.

Item 8.  Exhibits

         See the attached Exhibit Index at page 6.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 28, 2002.

                                       QWEST COMMUNICATIONS
                                       INTERNATIONAL INC.



                                       /s/ YASH A. RANA
                                       ------------------------------
                                       By:  Yash A. Rana
                                       Its: Vice President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yash A. Rana as his attorney in fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on June 28, 2002.

           Signature                                  Title
           ---------                                  -----

               *                       Director
------------------------------
Philip F. Anschutz

/s/ RICHARD C. NOTEBAERT               Chairman and Chief Executive Officer
------------------------------         (Principal Executive Officer)
Richard C. Notebaert

               *                       Director
------------------------------
Linda G. Alvarado

               *                       Director
------------------------------
Craig R. Barrett

               *                       Director
------------------------------
Hank Brown

               *                       Director
------------------------------
Thomas J. Donohue

               *                       Director
------------------------------
Jordan L. Haines

               *                       Director
------------------------------
Cannon Y. Harvey

               *                       Director
------------------------------
Peter S. Hellman

               *                       Director
------------------------------
Vinod Khosla

               *                       Director
------------------------------
Frank P. Popoff

               *                       Director
------------------------------
Craig D. Slater

           Signature                                  Title
           ---------                                  -----

               *                       Director
------------------------------
W. Thomas Stephens

/s/ ROBIN R. SZELIGA                   Executive Vice President and Chief
------------------------------         Financial Officer (Principal Financial
Robin R. Szeliga                       Officer and Principal Accounting Officer)



      /s/ YASH A. RANA
* By: ------------------------------
      Yash A. Rana, Attorney-in-fact

         The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 27, 2002.

                                      QWEST SAVINGS & INVESTMENT PLAN



                                      By: /s/ KIMBERLY WALKER
                                          --------------------------------------
                                          Kimberly Walker
                                          Vice President, Qwest Asset Management

                                  EXHIBIT INDEX


Exhibit
Number                         Description
------                         -----------

4.1        Qwest Savings & Investment Plan (1)

4.2        Amendment 2000-3 to the Plan (1)

4.3        Amendment 2001-1 to the Plan (1)

4.4        Amendment 2001-2 to the Plan (1)

4.5        Amendment 2001-3 to the Plan (1)

4.6        Trust Agreement for the Plan (1)

4.7        Master Trust Agreement for the Plan (1)

5.1        Opinion of Company Counsel (opinion re legality)

5.2 Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code (1)

23.1 Consent of Arthur Andersen LLP (consent of independent public accountants)(omitted pursuant to Rule 437a)

23.2       Consent of Company Counsel (included in Exhibit 5.1)

24.        Power of Attorney (2)

(1) Previously filed with the Company's Registration Statement on Form S-8 filed with the Commission on December 5, 2001 (Registration no. 333-74622).

(2) Filed as an exhibit to the Company's Registration Statement on Form S-4 on October 30, 2001, and included in this Registration Statement under "Signatures."